                                                                    EXHIBIT 99.1

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

      Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of Fidelity National Information Services, Inc., a Delaware corporation, in its Registration Statement on Form S-1 of the Company (File No.
      ) and any amendments thereto.

                                    /s/  PHILIP G. HEASLEY
                                    ------------------------------------------
                                    Name:  Philip G. Heasley

Dated:  May 26, 2004